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                                 EXHIBIT 23.1

                       CONSENT OF DELOITTE & TOUCHE LLP,
                    INDEPENDENT AUDITORS FOR THE REGISTRANT
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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of ValliCorp Holdings, Inc. on Form S-4 of our report dated June 17, 1996 (which includes an emphasis paragraph relating to the restatement of the supplemental consolidated financial statements for poolings of interests subsequent to the date of the historical financial statements and includes an explanatory paragraph referring to a 1994 change in method of accounting for securities), relating to the supplemental consolidated financial statements of ValliCorp Holdings, Inc. and subsidiaries, appearing in the Proxy Statement -Prospectus, which is a part of such Registration Statement, and to the references to us under the headings "SUMMARY
- - The Merger - Conditions to the Merger; Termination," "- Certain Federal Income and California State Tax Consequences," "THE MERGER - Conditions to the Merger," "-Certain Federal Income and California State Tax Consequences," and "EXPERTS" in such Proxy Statement - Prospectus.

We also consent to the incorporation by reference in Registration Statements Nos. 33-37934, 33-37935, 33-87652, 33-31050 and 333-2658 of ValliCorp Holdings,
Inc. on Forms S-8 and in Registration Statement No. 33-80013 of ValliCorp Holdings, Inc. on Form S-3 of such report dated June 17, 1996, appearing in the Proxy Statement - Prospectus which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Fresno, California
June 17, 1996